Exhibit 99.1

Venus Concept Announces Third Quarter of Fiscal Year 2023 Financial Results

TORONTO, November 14, 2023 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and nine months ended September 30, 2023.

Third Quarter 2023 Summary & Recent Progress:

•	Company continues to execute against Transformational Plan
➢	Total revenue of $17.6 million, down $3.9 million, or 18%, year-over-year
➢	Cash system revenue represented approximately 69% of total systems and subscriptions revenue, compared to 59% in the prior year period
➢	Operating expenses of $18.9 million, including approximately $0.8 million of costs related to restructuring activities, down $5.9 million, or 24%, year-over-year
➢	GAAP net loss attributable to stockholders of $9.1 million, down $5.5 million, or 38% year-over-year
➢	Adjusted EBITDA loss of $4.6 million, down $3.0 million, or 40% year-over-year
➢	Cash used in operations during the first nine-months of 2023 of $12.1 million, down 49% year-over-year

•	On July 13, 2023, the Company announced the establishment of a medical advisory board for AI.ME
•
On September 14, 2023, the Company announced a 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) to market its Venus Versa Pro System, a new multi-application platform, for a variety of aesthetic and cosmetic procedures.

•
On October 5, 2023, the Company announced that it had finalized an agreement with its lenders to restructure its existing debt obligations, improving the Company's overall financial position by deferring certain principal and interest payments under its senior debt and exchanging a portion of its convertible notes for preferred stock.

•
On October 12, 2023, the Company announced the promotion of Dr. Hemanth Varghese to the newly created role of President and Chief Operating Officer (COO), reporting to Chief Executive Officer, Rajiv De Silva, effective October 16, 2023. The Company also announced that Mr. Kirk Gunhus had joined the Company as Vice President & General Manager, International Sales and Marketing.

•
On October 17, 2023, the Company announced a company-wide rebranding initiative, introducing Venus Aesthetic Intelligence (or "Venus AI") to reflect the new strategic vision for the Company and an enhanced focus on emerging technologies in aesthetics.

•	On November 1, 2023, the Company announced the commercial launch of its new multi-application platform Venus Versa Pro in the United States.

Management Commentary:

“As previously announced, our third quarter revenue results reflect better-than-expected performance in the U.S. where sales increased 14% on a quarter-over-quarter basis, offset by the impacts of our accelerated restructuring activities in certain international markets,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “We are pleased with the progress we have made in our strategic turnaround plan in 2023. Our restructuring efforts to reduce expenses are exceeding expectations, and repositioning of the business in the US and internationally supports growth in 2024. Our primary objective for 2023 has been to reduce cash burn by 50% or more year over year, which we are still on track to achieve due to our cost restructuring efforts. The recently announced debt restructuring activities provide Venus Concept with substantial additional liquidity to support maintenance of ongoing operations, execution of our near-to-intermediate term strategic turnaround objectives and funding of priority investments in key R&D initiatives. We are committed to our stated priorities in 2023 to re-focusing the business and repositioning Venus Concept to enhance the cash flow profile of the Company and to accelerate the path to long-term, sustainable, profitability and growth.”

Third Quarter of 2023 Revenue by Region and by Product Type:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(dollars in thousands)		(dollars in thousands)
Revenues by region:
United States	$11,167	$11,774	$31,665	$38,319
International	6,449	9,765	26,557	36,892
Total revenue	$17,616	$21,539	$58,222	$75,211

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(dollars in thousands)		(dollars in thousands)
Revenues by product:
Subscription—Systems	$4,368	$7,193	$14,440	$29,490
Products—Systems	9,834	10,416	33,212	33,838
Products—Other (1)	2,487	3,125	8,019	9,702
Services	927	805	2,551	2,181
Total revenue	$17,616	$21,539	$58,222	$75,211

(1) Products-Other include ARTAS procedure kits, Viva tips, Glide and other consumables.

Third Quarter 2023 Financial Results:

	Three Months Ended September 30,
	2023		2022		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$4,368	24.8	$7,193	33.4	$(2,825)	(39.3)
Products—Systems	9,834	55.8	10,416	48.4	(582)	(5.6)
Products—Other	2,487	14.1	3,125	14.5	(638)	(20.4)
Services	927	5.3	805	3.7	122	15.2
Total	$17,616	100.0	$21,539	100.0	$(3,923)	(18.2)

Total revenue for the third quarter of 2023 decreased $3.9 million, or 18%, to $17.6 million, compared to the third quarter of 2022. The decrease in total revenue, by region, was driven by a 34% decrease year-over-year in international revenue and a 5% decrease year-over-year in United States revenue. Our international business was impacted by the Company's decision to exit three unprofitable direct markets in the past year, as well as general macroeconomic headwinds that impacted customer access to capital. The decrease in total revenue, by product category, was driven by a 39% decrease in lease revenue, a 20% decrease in products - other revenue and a 6% decrease in products – systems revenue, partially offset by a 15% increase in services revenue. The percentage of total systems revenue derived from the Company’s subscription model was approximately 31% in the third quarter of 2023, compared to 41% in the prior year period.

Gross profit for the third quarter of 2023 decreased $1.2 million, or 9%, to $12.2 million compared to the third quarter of 2022. The change in gross profit was primarily due to a decrease in revenue in our international markets driven by the accelerated exit from unprofitable direct markets as discussed above. Gross margin was 69.2% of revenue, compared to 62.1% of revenue for the third quarter of 2022. The change in gross margin was primarily due to significant inventory write-offs in the third quarter of 2022 which did not repeat this quarter, and a $0.8 million foreign exchange headwind as a result of certain foreign currencies depreciating relative to the U.S. dollar. Excluding the inventory write-offs in the third quarter of 2022 and the impact of changes in foreign exchange, third quarter gross margin was 73.6%, compared to 72.1% last year, an increase of 150 basis points year-over-year.

Operating expenses for the third quarter of 2023 decreased $5.9 million, or 24%, to $18.9 million, compared to the third quarter of 2022. The change in total operating expenses was driven by a decrease of $2.5 million, or 26%, in selling and marketing expenses, a decrease of $2.3 million, or 19%, in general and administrative expenses and a decrease of $1.1 million, or 36%, in research and development expenses. Third quarter of 2023 general and administrative expenses included approximately $0.8 million of costs related to restructuring activities designed to improve the Company's operations and cost structure.

Operating loss for the third quarter of 2023 was $6.8 million, compared to operating loss of $11.4 million for the third quarter of 2022.

Net loss attributable to stockholders for the third quarter of 2023 was $9.1 million, or $1.64 per share, compared to net loss of $14.6 million, or $3.36 per share for the third quarter of 2022. Adjusted EBITDA loss for the third quarter of 2023 was $4.6 million, compared to adjusted EBITDA loss of $7.7 million for the third quarter of 2022.

As of September 30, 2023, the Company had cash and cash equivalents of $4.9 million and total debt obligations of approximately $79.0 million, compared to $11.6 million and $77.7 million, respectively, as of December 31, 2022.

Fiscal Year 2023 Revenue Guidance:

The Company continues to expect total revenue for the twelve months ending December 31, 2023 in the range of $80.0 million to $82.0 million, compared to total revenue of $99.5 million for the twelve months ended December 31, 2022.

Conference Call Details:

Management will host a conference call at 5:00 p.m. Eastern Time on November 14, 2023 to discuss the results of the quarter with a question-and-answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13741931. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at: 877-660-6853 (201-612-7415 for international callers); access code 13741934. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 14 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa Pro, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; the efficacy of the Venus Versa Pro; the contribution of the Venus Versa Pro to our revenue; the efficacy of the restructuring plan; and the reduction in our cash burn. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)
	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,926	$11,569
Accounts receivable, net of allowance of $12,811 and $13,619 as of September 30, 2023, and December 31, 2022, respectively	34,178	37,262
Inventories	23,392	23,906
Prepaid expenses	1,161	1,688
Advances to suppliers	5,753	5,881
Other current assets	2,357	3,702
Total current assets	71,767	84,008
LONG-TERM ASSETS:
Long-term receivables, net	10,136	20,044
Deferred tax assets	954	947
Severance pay funds	593	741
Property and equipment, net	1,503	1,857
Operating right-of-use assets, net	4,647	5,862
Intangible assets	9,321	11,919
Total long-term assets	27,154	41,370
TOTAL ASSETS	$98,921	$125,378
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$7,120	$8,033
Accrued expenses and other current liabilities	12,982	16,667
Current portion of long-term debt	—	7,735
Income taxes payable	488	117
Unearned interest income	1,854	2,397
Warranty accrual	909	1,074
Deferred revenues	1,133	1,765
Operating lease liabilities	1,515	1,807
Total current liabilities	26,001	39,595
LONG-TERM LIABILITIES:
Long-term debt	79,049	70,003
Income tax payable	—	374
Deferred tax liabilities	20	—
Accrued severance pay	693	867
Unearned interest revenue	540	957
Warranty accrual	356	408
Operating lease liabilities	3,304	4,221
Other long-term liabilities	336	215
Total long-term liabilities	84,298	77,045
TOTAL LIABILITIES	110,299	116,640
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (DEFICIT) (Note 14):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 5,529,149 and 5,161,374 issued and outstanding as of September 30, 2023, and December 31, 2022, respectively	30	29
Additional paid-in capital	238,587	232,169
Accumulated deficit	(250,787)	(224,105)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(12,170)	8,093
Non-controlling interests	792	645
	(11,378)	8,738
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$98,921	$125,378

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Leases	$4,368	$7,193	$14,440	$29,490
Products and services	13,248	14,346	43,782	45,721
	17,616	21,539	58,222	75,211
Cost of goods sold:
Leases	1,183	2,608	3,633	8,069
Products and services	4,248	5,558	14,485	16,960
	5,431	8,166	18,118	25,029
Gross profit	12,185	13,373	40,104	50,182
Operating expenses:
Selling and marketing	6,907	9,369	23,319	30,976
General and administrative	10,115	12,405	30,933	36,814
Research and development	1,925	3,024	6,527	8,379
Total operating expenses	18,947	24,798	60,779	76,169
Loss from operations	(6,762)	(11,425)	(20,675)	(25,987)
Other expenses:
Foreign exchange loss	909	2,014	379	4,389
Finance expenses	1,605	1,219	4,666	3,176
Loss on disposal of subsidiaries	1	—	77	—
Loss before income taxes	(9,277)	(14,658)	(25,797)	(33,552)
Income tax (benefit) expense	(321)	(162)	103	92
Net loss	(8,956)	(14,496)	(25,900)	(33,644)
Net loss attributable to stockholders of the Company	(9,068)	(14,605)	(26,134)	(33,783)
Net income attributable to non-controlling interest	112	109	234	139

Net loss per share:
Basic	$(1.64)	$(3.36)	$(4.83)	$(7.86)
Diluted	$(1.64)	$(3.36)	$(4.83)	$(7.86)
Weighted-average number of shares used in per share calculation:
Basic	5,527	4,351	5,413	4,298
Diluted	5,527	4,351	5,413	4,298

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,900)	$(33,644)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,042	3,293
Stock-based compensation	1,214	1,552
Provision for expected credit losses	1,263	5,912
Provision for inventory obsolescence	760	1,753
Finance expenses and accretion	1,310	291
Deferred tax expense (recovery)	14	(620)
Loss on disposal of subsidiary	77	-
Loss (gain) on disposal of property and equipment	(1)	82
Changes in operating assets and liabilities:
Accounts receivable short-term and long-term	11,146	4,493
Inventories	(246)	(5,451)
Prepaid expenses	527	825
Advances to suppliers	128	(124)
Other current assets	1,268	407
Operating right-of-use assets, net	1,215	5,714
Other long-term assets	(380)	327
Trade payables	(913)	(139)
Accrued expenses and other current liabilities	(4,483)	(2,237)
Current operating lease liabilities	(292)	(1,743)
Severance pay funds	148	93
Unearned interest income	(960)	(103)
Long-term operating lease liabilities	(917)	(3,971)
Other long-term liabilities	(105)	(283)
Net cash used in operating activities	(12,085)	(23,573)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(89)	(297)
Net cash used in investing activities	(89)	(297)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of costs	1,109	415
2023 Multi-Tranche Private Placement, net of costs of $491	4,509	—
Proceeds from exercise of options	—	23
Repayment of government assistance loans	—	(543)
Dividends from subsidiaries paid to non-controlling interest	(87)	(124)
Net cash (used in) provided by financing activities	5,531	(229)
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(6,643)	(24,099)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	11,569	30,876
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$4,926	$6,777
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$90	$152
Cash paid for interest	$3,356	$2,885

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss, financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(8,956)	$(14,496)	$(25,900)	$(33,644)
Foreign exchange loss	909	2,014	379	4,389
Loss on disposal of subsidiaries	1	—	77	—
Finance expenses	1,605	1,219	4,666	3,176
Income tax (benefit) expense	(321)	(162)	103	92
Depreciation and amortization	1,010	1,081	3,042	3,293
Stock-based compensation expense	364	551	1,214	1,552
Inventory Provision (1)	—	1,388	—	1,388
Other adjustments (2)	752	726	2,082	726
Adjusted EBITDA	$(4,636)	$(7,679)	$(14,337)	$(19,028)

(1) For the three and nine months ended September 30, 2022, the inventory provision represents a strategic review of our product offerings which culminated in a decision to discontinue production and sale of certain models and component parts, resulting in an inventory adjustment of $1.4 million.

(2) For the three and nine months ended September 30, 2023, the other adjustments primarily represent restructuring activities designed to improve the Company's operations and cost structure. For the three and nine months ended September 30, 2022, the other adjustments are represented by severance payments associated with a workforce reduction in Venus Concept S.L. (Spain) and Venus Canada of $0.7 million.